Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the two Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated February 4, 2005, on First Defined Portfolio Fund, LLC, in Post-Effective Amendment No. 9 to the Registration Statement (Form N-1A, No. 333-72447) of First Defined Portfolio Fund, LLC.




                                                Ernst & Young LLP


Boston, Massachusetts
April 26, 2005